Prospectus Supplement filed under Rule 424(b)(3)
                                                   Registration Number 333-72308


Prospectus Supplement No. 4, dated February 3, 2003
(To Prospectus, dated February 4, 2002)

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                                       ROI
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                                   CORPORATION

                        3,745,317 Shares of Common Stock

     This prospectus supplement to the prospectus dated February 4, 2002 relates to the offering by us of 166,667 shares of common stock and the selling stockholders of up to 3,578,650 shares of common stock. This prospectus supplement should be read in conjunction with the prospectus dated February 4, 2002; the Prospectus Supplement No. 1 dated February 22, 2002; the Prospectus Supplement No. 2 dated May 20, 2002; and the Prospectus Supplement No.3 dated October 15, 2002, which are to be delivered with this prospectus supplement. The information in this prospectus supplement updates and supersedes certain information contained in the prospectus dated February 4, 2002.

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NEITHER THE SEC NOR ANY STATE SECURITIES  COMMISSION HAS DETERMINED WHETHER THIS
PROSPECTUS IS TRUTHFUL OR COMPLETE NOR HAVE THEY MADE,  NOR WILL THEY MAKE,  ANY
DETERMINATION   AS  TO  WHETHER   ANYONE  SHOULD  BUY  THESE   SECURITIES.   ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
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     On November  14,  2002,  Return on  Investment  Corporation  filed with the
Securities and Exchange Commission the attached Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2002.